Exhibit 99.2

americold

REALTY TRUST

# EARNINGS RELEASE & FINANCIAL SUPPLEMENT

First Quarter 2022

Financial Supplement	First Quarter 2022

Financial Supplement	First Quarter 2022

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of March 31, 2022, we operated a global network of 249 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 201 warehouses in North America, 27 in Europe, 18 warehouses in Asia-Pacific, and three warehouses in South America. In addition, we hold two minority interests in Brazilian-based joint ventures, one with SuperFrio, which owns or operates 33 temperature-controlled warehouses and one with Comfrio, which owns or operates 27 temperature-controlled warehouses.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Trustee
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
James A. Harron: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President

Board of Trustees
Mark R. Patterson: Chairman of the Board of Trustees
George J. Alburger, Jr.: Trustee
Kelly H. Barrett: Trustee
Robert L. Bass: Trustee
George F. Chappelle Jr.: Chief Executive Officer and Trustee
Antonio F. Fernandez: Trustee
James R. Heistand: Trustee
Pamela K. Kohn: Trustee
David J. Neithercut: Trustee
Andrew P. Power: Trustee

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Financial Supplement	First Quarter 2022

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	David B. Rodgers	216-737-7341	DRodgers@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	212-526-8768	anthony.powell@barclays.com
Berenberg Capital Markets	Nate Crossett	646-949-9030	Nate.Crossett@berenberg-us.com
Citi	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Positive Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	First Quarter 2022
AMERICOLD REALTY TRUST ANNOUNCES FIRST QUARTER 2022 RESULTS
Atlanta, GA, May 5, 2022 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the first quarter ended March 31, 2022.
First Quarter 2022 Highlights
•Total revenue increased 11.2% to $705.7 million.
•Total NOI increased 0.6% to $158.3 million.
•Core EBITDA decreased 5.9% on an actual basis to $110.9 million., and decreased 2.2% on a constant currency basis.
•Net loss of $17.4 million, or $0.06 loss per diluted common share.
•Core FFO of $46.3 million, or $0.17 per diluted common share.
•AFFO of $68.9 million, or $0.26 per diluted common share.
•Global Warehouse segment revenue increased 11.4% to $540.9 million.
•Global Warehouse segment NOI increased 0.1% to $146.3 million.
•Global Warehouse segment same store revenue increased 4.5%, or 6.0% on a constant currency basis, Global Warehouse segment same store NOI decreased by 4.7%, or 3.6% on a constant currency basis.
First Quarter 2022 Total Company Financial Results
Total revenue for the first quarter of 2022 was $705.7 million, an 11.2% increase from the same quarter of the prior year. This growth was driven by the incremental revenue from acquisitions, including warehouse and transportation operations, our recently completed expansion and development projects, contractual and market-driven rate escalations and the timing of Easter in 2022 as compared to 2021. These increases are partially offset by the continued impacts of COVID-19 and resulting supply chain disruption which impacted our throughput and holdings across our network as food production has been unable to keep up with steady consumer demand.
Total NOI for the first quarter of 2022 was $158.3 million, an increase of 0.6% from the same quarter of the prior year. This increase is primarily as a result of the acquisitions completed during 2021, recently completed expansions and developments and contractual and market-driven rate escalations, offset by continued food production challenges, labor shortages and wage and other inflationary pressure on nearly all cost categories and across our global portfolio.
Core EBITDA was $110.9 million for the first quarter of 2022, compared to $117.8 million for the same quarter of the prior year. This reflects a 5.9% decrease over prior year on an actual basis, and 2.2% on a constant currency basis, driven primarily from an increase in selling, general and administrative costs.
For the first quarter of 2022, the Company reported net loss of $17.4 million, or $0.06 per diluted share, compared to net loss of $14.2 million, or $0.06 per diluted share, for the same quarter of the prior year.
For the first quarter of 2022, Core FFO was $46.3 million, or $0.17 per diluted share, compared to $62.5 million, or $0.24 per diluted share, for same quarter of the prior year.
For the first quarter of 2022, AFFO was $68.9 million, or $0.26 per diluted share, compared to $75.9 million, or $0.30 per diluted share, for the same quarter of the prior year.

Financial Supplement	First Quarter 2022
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
First Quarter 2022 Global Warehouse Segment Results
For the first quarter of 2022, Global Warehouse segment revenue was $540.9 million, an increase of $55.5 million, or 11.4%, compared to $485.5 million for the first quarter of 2021. This growth was driven by the recently completed acquisitions and ramp of recently completed development projects, paired with contractual and market-driven rate escalations and the timing of Easter in 2022 as compared to 2021, partially offset by the impact of continued food production challenges resulting in lower throughput in our same store portfolio.
Global Warehouse segment NOI was $146.3 million for the first quarter of 2022 as compared to $146.2 million for the first quarter of 2021. Global Warehouse segment NOI is flat period-over-period which is a result of our recently completed acquisitions, developments and expansions, paired with rate increases, largely offset by the impact of inflationary pressures across our portfolio, the impact of start-up costs for our developments and the unfavorable impact of foreign currency translation. Global Warehouse segment margin was 27.0% for the first quarter of 2022, a 307 basis point decrease compared to the same quarter of the prior year, due to inflationary cost pressures.
We had 215 same stores for the three months ended March 31, 2022. The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended March 31, 2022. Results related to the Bowman Stores, ColdCo, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark Facility Management acquisitions are reflected within non-same store.

Financial Supplement	First Quarter 2022

	Three Months Ended March 31,			Change
Dollars in thousands	2022 actual	2022 constant currency(1)	2021 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses(2)	240		233	n/a	n/a
Global Warehouse revenue:
Rent and storage	$229,757	$232,445	$205,275	11.9%	13.2%
Warehouse services	311,168	316,277	280,176	11.1%	12.9%
Total revenue	$540,925	$548,722	$485,451	11.4%	13.0%
Global Warehouse contribution (NOI)	$146,258	$147,958	$146,181	0.1%	1.2%
Global Warehouse margin	27.0%	27.0%	30.1%	-307 bps	-315 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,174	n/a	3,973	5.1%	n/a
Average physical occupied pallets	3,804	n/a	3,627	4.9%	n/a
Average physical pallet positions	5,437	n/a	5,159	5.4%	n/a
Economic occupancy percentage	76.8%	n/a	77.0%	-25 bps	n/a
Physical occupancy percentage	70.0%	n/a	70.3%	-34 bps	n/a
Total rent and storage revenue per economic occupied pallet	$55.05	$55.70	$51.67	6.5%	7.8%
Total rent and storage revenue per physical occupied pallet	$60.39	$61.10	$56.59	6.7%	8.0%
Global Warehouse services metrics:
Throughput pallets	9,859	n/a	9,532	3.4%	n/a
Total warehouse services revenue per throughput pallet	$31.56	$32.08	$29.39	7.4%	9.1%

SAME STORE WAREHOUSE
Number of same store warehouses	215		215	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$204,273	$206,643	$194,203	5.2%	6.4%
Warehouse services	279,116	283,913	268,591	3.9%	5.7%
Total same store revenue	$483,389	$490,556	$462,794	4.5%	6.0%
Global Warehouse same store contribution (NOI)	$139,056	$140,604	$145,893	(4.7)%	(3.6)%
Global Warehouse same store margin	28.8%	28.7%	31.5%	-276 bps	-286 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	3,797	n/a	3,768	0.8%	n/a
Average physical occupied pallets	3,456	n/a	3,442	0.4%	n/a
Average physical pallet positions	4,892	n/a	4,869	0.5%	n/a
Economic occupancy percentage	77.6%	n/a	77.4%	22 bps	n/a
Physical occupancy percentage	70.7%	n/a	70.7%	-4 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$53.80	$54.43	$51.55	4.4%	5.6%
Same store rent and storage revenue per physical occupied pallet	$59.10	$59.79	$56.43	4.7%	6.0%
Global Warehouse same store services metrics:
Throughput pallets	8,893	n/a	8,947	(0.6)%	n/a
Same store warehouse services revenue per throughput pallet	$31.38	$31.92	$30.02	4.5%	6.3%

Financial Supplement	First Quarter 2022

	Three Months Ended March 31,			Change
Dollars in thousands	2022 actual	2022 constant currency(1)	2021 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(3)	25		18	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$25,484	$25,802	$11,072	n/r	n/r
Warehouse services	32,052	32,364	11,585	n/r	n/r
Total non-same store revenue	$57,536	$58,166	$22,657	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$7,202	$7,354	$288	n/r	n/r
Global Warehouse non-same store margin	12.5%	12.6%	1.3%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	377	n/a	205	n/r	n/a
Average physical occupied pallets	348	n/a	186	n/r	n/a
Average physical pallet positions	545	n/a	290	n/r	n/a
Economic occupancy percentage	69.2%	n/a	70.7%	n/r	n/a
Physical occupancy percentage	63.9%	n/a	64.0%	n/r	n/a
Non-same store rent and storage revenue per economic occupied pallet	$67.62	$68.46	$53.97	n/r	n/r
Non-same store rent and storage revenue per physical occupied pallet	$73.19	$74.11	$59.64	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	966	n/a	584	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$33.19	$33.51	$19.83	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Total warehouse count of 240 includes two warehouses acquired through the Lago acquisition on November 15, 2021 (one leased facility from the Lago Cold Stores acquisition was exited upon expiration during the first quarter of 2022), one recently leased warehouse in Australia, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman Stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021 and three warehouses acquired through the Liberty acquisition on March 1, 2021. The results of these acquisitions are reflected in the results above since date of ownership.
(3) Non-same store warehouse count of 25 one recently leased warehouse in Australia, one recently constructed facility in Denver that we purchased in November 2021, two warehouses acquired through the Lago Cold Stores acquisition on November 15, 2021 (one leased facility from the Lago Cold Stores acquisition was exited upon expiration during the first quarter of 2022), one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, three remaining warehouses acquired through the Liberty Freezers acquisition on March 1, 2021 (one leased facility from the Liberty Freezers acquisition was exited during 2021), 11 warehouses in expansion or redevelopment and one warehouse which we ceased operations within as it is being prepared for lease to a third-party. The results of these acquisitions are reflected in the results above since date of ownership.
(n/a = not applicable)
(n/r = not relevant)

Fixed Commitment Rent and Storage Revenue
As of March 31, 2022, $367.4 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $356.5 million at the end of the fourth quarter of 2021 and $307.4 million at the end of the first quarter of 2021. While the Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue, we continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 39.8% of rent and storage revenue was generated from fixed commitment storage contracts.

Financial Supplement	First Quarter 2022
Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the first quarter of 2022, economic occupancy for the total warehouse segment was 76.8% and warehouse segment same store pool was 77.6%, representing a 679 basis point and 696 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 25 basis points, and the warehouse segment same store pool increased 22 basis points as compared to the first quarter of 2021. Occupancy reflects the impact from the timing of the Easter holiday year over year, offset by ongoing food supply chain disruption as manufacturers have not yet increased production to levels in excess of demand in order to meaningfully increase inventory holdings.

Real Estate Portfolio
As of March 31, 2022, the Company’s portfolio consists of 249 facilities. The Company ended the first quarter of 2022 with 240 facilities in its Global Warehouse segment portfolio and nine facilities in its Third-party managed segment. During the first quarter of 2022, we completed the planned exited of a leased facility upon its expiration, which was recently acquired in connection with the Lago Cold Stores acquisition. The same store population consists of 215 facilities for the quarter ended March 31, 2022. The remaining 25 non-same store population includes the 12 facilities that were acquired in connection with the Bowman Stores, Brighton, ColdCo, KMT Brrr!, Lago Cold Stores, Liberty Freezers and Newark acquisitions, the recently leased facility in Australia, 11 facilities in expansion or redevelopment and a facility in which we ceased operations during the first quarter of 2022, in order to prepare for leasing to a third-party.

Balance Sheet Activity and Liquidity
As of March 31, 2022, the Company had total liquidity of approximately $657.0 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.2 billion (inclusive of $268.7 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 83% was in an unsecured structure. The Company has no material debt maturities until 2023. At quarter end, its net debt to pro forma Core EBITDA was approximately 6.6x. The Company’s total debt outstanding includes $2.9 billion of real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 5.8 years and carries a weighted average contractual interest rate of 2.88%. As of March 31, 2022, 72% of the Company’s total debt outstanding was at a fixed rate.

Dividend
On March 10, 2022, the Company’s Board of Trustees declared a dividend of $0.22 per share for the first quarter of 2022, which was paid on April 15, 2022 to common shareholders of record as of March 31, 2022.

2022 Outlook
The Company maintained its 2022 annual AFFO per share guidance to within the range of $1.00 - $1.10. Refer to page 38 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Financial Supplement	First Quarter 2022
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, May 5, 2022 at 5:00 p.m. Eastern Time to discuss first quarter 2022 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-844-826-3033 or 1-412-317-5185. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 10165351. The telephone replay will be available starting shortly after the call until May 19, 2022.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 249 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA; same store segment revenue and contribution (NOI); real estate debt and maintenance capital expenditures. Definitions of these non-GAAP metrics are included beginning on page 39, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: the impact of supply chain disruptions, including, among others, the impact on labor availability, raw material availability, manufacturing and food production; construction materials and transportation; uncertainties and risks related to public health crises, including the ongoing COVID-19 pandemic; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; rising interest rates and inflation in operating costs, including as a result of the COVID-19 pandemic; general economic conditions; labor

Financial Supplement	First Quarter 2022
and power costs; labor shortages; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions, and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions or loss of confidential information; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; defaults or non-renewals of significant customer contracts, including as a result of the ongoing COVID-19 pandemic; uncertainty of revenues, given the nature of our customer contracts; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; difficulties in expanding our operations into new markets, including international markets; risks related to the partial ownership of properties, including as a result of our lack of control over such investments and the failure of such entities to perform in accordance with projections; our failure to maintain our status as a REIT; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; changes in applicable governmental regulations and tax legislation, including in the international markets; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; additional risks with respect to the addition of European operations and properties; changes in real estate and zoning laws and increases in real property tax rates; our relationship with our associates, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; liabilities as a result of our participation in multi-employer pension plans; uninsured losses or losses in excess of our insurance coverage; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share, of our common shares; and the potential dilutive effect of our common share offerings.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected acquisition and expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Financial Supplement	First Quarter 2022
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	First Quarter 2022

Selected Quarterly Financial Data

In thousands, except per share amounts - unaudited	As of
Capitalization:	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Fully diluted common shares outstanding at quarter end(1)	271,801	271,044	269,073	263,676	257,392
Common stock share price at quarter end	$27.88	$32.79	$29.05	$37.85	$38.47
Market value of common equity	$7,577,812	$8,887,533	$7,816,571	$9,980,137	$9,901,870

Gross debt (2)	$3,215,627	$3,130,620	$2,998,817	$2,874,481	$2,778,873
Less: cash and cash equivalents	50,965	82,958	152,770	316,077	287,691
Net debt	$3,164,662	$3,047,662	$2,846,047	$2,558,404	$2,491,182

Total enterprise value	$10,742,474	$11,935,195	$10,662,618	$12,538,541	$12,393,052
Net debt / total enterprise value	29.5%	25.5%	26.7%	20.4%	20.1%
Net debt to pro forma Core EBITDA(2)	6.55x	6.10x	5.49x	4.88x	4.79x

	Three Months Ended
Selected Operational Data:	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Warehouse segment revenue	$540,925	$554,155	$542,047	$503,734	$485,451
Total revenue	705,695	716,480	708,808	654,707	634,795
Operating income	7,991	4,195	31,535	22,905	14,226
Net (loss) income	(17,445)	(7,982)	5,308	(13,399)	(14,236)
Total warehouse segment contribution (NOI) (3)	146,258	150,884	144,992	144,379	146,181
Total segment contribution (NOI) (3)	158,288	161,394	155,794	155,322	157,266

Selected Other Data:
Core EBITDA (4)	$110,895	$123,722	$114,661	$118,339	$117,789
Core funds from operations (1)	46,329	70,155	61,476	38,620	62,546
Adjusted funds from operations (1)	68,854	82,236	69,595	71,743	75,921

Earnings Measurements:
Net (loss) income per share - basic	$(0.06)	$(0.03)	$0.02	$(0.05)	$(0.06)
Net (loss) income per share - diluted	$(0.06)	$(0.03)	$0.02	$(0.05)	$(0.06)
Core FFO per diluted share (4)	$0.17	$0.26	$0.23	$0.15	$0.24
AFFO per diluted share (4)	$0.26	$0.31	$0.27	$0.28	$0.30
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	84.6%	71.0%	81.5%	78.6%	73.3%

Portfolio Statistics:
Total global warehouses	249	250	248	246	242
Average economic occupancy	76.8%	77.8%	75.9%	75.2%	77.0%
Average physical occupancy	70.0%	71.4%	69.3%	68.8%	70.3%
Total global same-store warehouses	215	160	162	162	162

Financial Supplement	First Quarter 2022

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	03/31/2022	12/31/2021
Total debt	$3,205,135	$3,119,570
Deferred financing costs	10,492	11,050
Gross debt	$3,215,627	$3,130,620
Adjustments:
Less: cash, cash equivalents and restricted cash	50,965	82,958
Net debt	$3,164,662	$3,047,662
Core EBITDA - last twelve months	$467,617	$474,511
Core EBITDA from acquisitions (a)	15,201	25,190
Pro forma Core EBITDA - last twelve months	$482,818	$499,701
Net debt to pro forma Core EBITDA	6.55x	6.10x
(a) As of March 31, 2022, amount includes one month of Core EBITDA from the KMT Brrr! acquisition, two months of Core EBITDA from the Bowman Stores acquisition, four months of Core EBITDA from the ColdCo acquisition, five months of Core EBITDA from the Newark Facility Management acquisition and 7.5 months of Core EBITDA from the Lago Cold Stores acquisition prior to Americold’s ownership of the respective acquired entities.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Warehouse segment contribution (NOI)	$146,258	$150,884	$144,992	$144,379	$146,181
Third-party managed segment contribution (NOI)	3,501	3,338	4,551	1,693	4,382
Transportation segment contribution (NOI)	8,529	7,172	6,251	9,250	6,703
Total segment contribution (NOI)	$158,288	$161,394	$155,794	$155,322	$157,266
Depreciation and amortization	(82,620)	(87,601)	(70,569)	(84,459)	(77,211)
Selling, general and administrative	(57,602)	(49,004)	(45,545)	(42,475)	(45,052)
Acquisition, litigation and other	(10,075)	(20,567)	(6,338)	(3,922)	(20,751)
Impairment of long-lived assets	—	—	(1,784)	(1,528)	—
U.S. GAAP operating income	$7,991	$4,222	$31,558	$22,938	$14,252

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net (Loss) Income to EBITDA, EBITDAre, and Core EBITDA” pages 20-22

(5) Distributions per common share	Three Months Ended
	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Distributions declared on common shares during the quarter	$59,760	$59,440	$59,026	$57,897	$56,029
Common shares outstanding at quarter end	268,672	268,283	266,769	261,015	252,520
Distributions declared per common share of beneficial interest	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common shares divided by AFFO per weighted average diluted share

Financial Supplement	First Quarter 2022

Financial Information

Americold Realty Trust and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	March 31,	December 31,
	2022	2021
Assets
Property, buildings and equipment:
Land	$811,442	$807,495
Buildings and improvements	4,163,054	4,152,763
Machinery and equipment	1,361,741	1,352,399
Assets under construction	512,694	450,153
	6,848,931	6,762,810
Accumulated depreciation	(1,708,031)	(1,634,909)
Property, buildings and equipment – net	5,140,900	5,127,901

Operating lease right-of-use assets	369,706	377,536
Accumulated depreciation – operating leases	(61,359)	(57,483)
Operating leases – net	308,347	320,053

Financing leases:
Buildings and improvements	13,557	13,552
Machinery and equipment	141,443	146,341
	155,000	159,893
Accumulated depreciation – financing leases	(56,471)	(58,165)
Financing leases – net	98,529	101,728
Cash, cash equivalents and restricted cash	50,965	82,958
Accounts receivable – net of allowance of $20,725 and $18,755 at March 31, 2022 and December 31, 2021, respectively	419,348	380,014
Identifiable intangible assets – net	968,099	980,966
Goodwill	1,068,479	1,072,980
Investments in partially owned entities	43,526	37,458
Other assets	109,676	112,139
Total assets	$8,207,869	$8,216,197
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$513,824	$399,314
Accounts payable and accrued expenses	535,617	559,412
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $10,492 and $11,050 in the aggregate, at March 31, 2022 and December 31, 2021, respectively	2,422,570	2,443,806
Sale-leaseback financing obligations	177,305	178,817
Financing lease obligations	91,436	97,633
Operating lease obligations	291,050	301,765
Unearned revenue	28,349	26,143
Pension and postretirement benefits	3,057	2,843
Deferred tax liability – net	165,331	169,209
Multiemployer pension plan withdrawal liability	8,091	8,179
Total liabilities	4,236,630	4,187,121
Equity
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – 500,000,000 authorized shares; 268,672,465 and 268,282,592 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,687	2,683
Paid-in capital	5,177,642	5,171,690
Accumulated deficit and distributions in excess of net earnings	(1,234,875)	(1,157,888)
Accumulated other comprehensive income (loss)	15,926	4,522
Total shareholders’ equity	3,961,380	4,021,007
Noncontrolling interests:
Noncontrolling interests in operating partnership	9,859	8,069
Total equity	3,971,239	4,029,076

Total liabilities and equity	$8,207,869	$8,216,197

Financial Supplement	First Quarter 2022

Americold Realty Trust and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended March 31,
	2022	2021
Revenues:
Rent, storage and warehouse services	$540,925	$485,451
Third-party managed services	85,860	73,072
Transportation services	78,910	76,272
Total revenues	705,695	634,795
Operating expenses:
Rent, storage and warehouse services cost of operations	394,667	339,270
Third-party managed services cost of operations	82,359	68,690
Transportation services cost of operations	70,381	69,569
Depreciation and amortization	82,620	77,211
Selling, general and administrative	57,602	45,052
Acquisition, litigation and other, net	10,075	20,751
Total operating expenses	697,704	620,543

Operating income	7,991	14,252

Other (expense) income:
Interest expense	(25,773)	(25,956)
Loss on debt extinguishment, modifications and termination of derivative instruments	(616)	(3,499)
Other, net	245	176
Loss before income tax benefit (expense)	(18,153)	(15,027)
Income tax benefit (expense)
Current	(1,181)	(1,211)
Deferred	1,889	2,002
Total income tax benefit (expense)	708	791

Net loss	$(17,445)	$(14,236)
Net (loss) income attributable to non controlling interests	(38)	178
Net loss attributable to Americold Realty Trust	$(17,407)	$(14,414)

Weighted average common shares outstanding – basic	269,164	252,938
Weighted average common shares outstanding – diluted	269,999	252,938

Net loss per common share of beneficial interest - basic	$(0.06)	$(0.06)
Net loss per common share of beneficial interest - diluted	$(0.06)	$(0.06)

Financial Supplement	First Quarter 2022

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended
	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Net (loss) income	$(17,445)	$(7,982)	$5,308	$(13,399)	$(14,236)
Adjustments:
Real estate related depreciation	52,200	54,816	48,217	44,871	52,280
Net loss (gain) on asset disposals	63	65	(1)	(13)	(39)
Impairment charges on real estate assets	—	—	224	1,528	—
Our share of reconciling items related to partially owned entities	1,033	822	463	861	266
NAREIT Funds from operations	$35,851	$47,721	$54,211	$33,848	$38,271
Adjustments:
Net (gain) loss on sale of non-real estate assets	(235)	861	(171)	(304)	(119)
Acquisition, litigation and other	10,075	20,567	6,338	3,922	20,751
Share-based compensation expense, IPO grants	—	—	—	—	163
Loss on debt extinguishment, modifications and termination of derivative instruments	616	638	627	925	3,499
Foreign currency exchange (gain) loss	(325)	294	349	140	(173)
Our share of reconciling items related to partially owned entities	347	74	122	89	154
Core FFO applicable to common shareholders	$46,329	$70,155	$61,476	$38,620	$62,546
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,146	1,104	1,088	1,085	1,148
Non-real estate asset impairment	—	—	1,560	—	—
Amortization of below/above market leases	508	843	1,017	362	39
Straight-line net rent	204	(302)	411	(170)	(155)
Deferred income tax (benefit) expense	(1,889)	(10,151)	(3,562)	6,568	(2,002)
Share-based compensation expense, excluding IPO grants	8,349	9,112	4,291	5,467	4,867
Non-real estate depreciation and amortization	30,420	32,785	22,352	39,588	24,931
Maintenance capital expenditures(a)	(16,106)	(20,808)	(18,938)	(20,488)	(15,731)
Our share of reconciling items related to partially owned entities	(107)	(502)	(100)	711	278
Adjusted FFO applicable to common shareholders	$68,854	$82,236	$69,595	$71,743	$75,921

Financial Supplement	First Quarter 2022

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended
	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21

NAREIT Funds from operations	$35,851	$47,721	$54,211	$33,848	$38,271
Core FFO applicable to common shareholders	$46,329	$70,155	$61,476	$38,620	$62,546
Adjusted FFO applicable to common shareholders	$68,854	$82,236	$69,595	$71,743	$75,921

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	269,164	267,499	261,865	253,213	252,938
Dilutive stock options, unvested restricted stock units, equity forward contracts	835	680	685	3,544	3,226
Weighted average dilutive shares	269,999	268,179	262,550	256,757	256,164

NAREIT FFO - basic per share	$0.13	$0.18	$0.21	$0.13	$0.15
NAREIT FFO - diluted per share	$0.13	$0.18	$0.21	$0.13	$0.15

Core FFO - basic per share	$0.17	$0.26	$0.23	$0.15	$0.25
Core FFO - diluted per share	$0.17	$0.26	$0.23	$0.15	$0.24

Adjusted FFO - basic per share	$0.26	$0.31	$0.27	$0.28	$0.30
Adjusted FFO - diluted per share	$0.26	$0.31	$0.27	$0.28	$0.30

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	First Quarter 2022

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Trailing Twelve Months Ended
	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21	Q1 2022
Net (loss) income	$(17,445)	$(7,982)	$5,308	$(13,399)	$(14,236)	$(33,518)
Adjustments:
Interest expense	25,773	21,339	25,303	26,579	25,956	98,994
Income tax (benefit) expense	(708)	(9,526)	(226)	8,974	(791)	(1,486)
Depreciation and amortization	82,620	87,601	70,569	84,459	77,211	325,249
EBITDA	$90,240	$91,432	$100,954	$106,613	$88,140	$389,239
Adjustments:
Adjustment to reflect share of EBITDAre of partially owned entities	3,198	4,625	1,854	1,838	649	11,515
NAREIT EBITDAre	$93,438	$96,057	$102,808	$108,451	$88,789	$400,754
Adjustments:
Acquisition, litigation and other	10,075	20,567	6,338	3,922	20,751	40,902
Loss from investments in partially owned entities	2,112	753	490	61	700	3,416
Asset impairment	—	—	1,784	1,528	—	3,312
Foreign currency exchange (gain) loss	(325)	294	349	140	(173)	458
Share-based compensation expense	8,349	9,112	4,291	5,467	5,030	27,219
Loss on debt extinguishment, modifications and termination of derivative instruments	616	638	627	925	3,499	2,806
(Gain) loss on real estate and other asset disposals	(172)	926	(172)	(317)	(158)	265
Reduction in EBITDAre from partially owned entities	(3,198)	(4,625)	(1,854)	(1,838)	(649)	(11,515)
Core EBITDA	$110,895	$123,722	$114,661	$118,339	$117,789	$467,617

Financial Supplement	First Quarter 2022

Acquisition, Litigation and Other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

	Three Months Ended March 31,
Acquisition, litigation and other, net	2022	2021
Acquisition and integration related costs	$6,285	$13,475
Litigation	1,200	—
Severance costs	2,564	2,446
Terminated site operations costs	—	59
Cyber incident related costs, net of insurance recoveries	26	4,771
Total acquisition, litigation and other, net	$10,075	$20,751

Financial Supplement	First Quarter 2022

Debt Detail and Maturities
(In thousands - unaudited)
	As of March 31, 2022
Indebtedness:	Carrying Value	Contractual Interest Rate(3)	Effective Interest Rate(4)	Stated Maturity Date(5)

Unsecured Debt
2020 Senior Unsecured Revolving Credit Facility-1(1)(2)(9)	$43,973	C+0.85%	2.22%	3/2025
2020 Senior Unsecured Revolving Credit Facility-2(1)(2)(10)	89,995	S+0.85%	2.02%	3/2025
2020 Senior Unsecured Revolving Credit Facility-3(1)(2)(11)	59,856	B+0.85%	1.36%	3/2025
2020 Senior Unsecured Revolving Credit Facility-4(1)(2)	320,000	L+0.85%	1.75%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-1(2)	174,875	L+0.95%	1.69%	3/2025
2020 Senior Unsecured Term Loan A Facility Tranche A-2(2)(6)	200,000	C+0.95%	2.03%	3/2025
Series A notes	200,000	4.68%	4.77%	1/2026
Series B notes	400,000	4.86%	4.92%	1/2029
Series C notes	350,000	4.10%	4.15%	1/2030
Series D notes(7)	442,680	1.62%	1.67%	1/2031
Series E notes(8)	387,345	1.65%	1.70%	1/2033
Total Unsecured Debt	2,668,724	2.61%	2.76%	6.2 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	165,719	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	267,719	5.66%	5.94%	1.1 years

Chile Mortgage Loans(12)	10,443	4.01%	4.01%	2022 - 2029

Total Real Estate Debt	$2,946,886	2.88%	3.06%	5.8 years

Sale-leaseback financing obligations	177,305	10.99%
Financing lease obligations	91,436	3.34%
Total Debt Outstanding	$3,215,627	3.34%

Less: unamortized deferred financing costs	(10,492)
Total Book Value of Debt	$3,205,135

Rate Type		% of Total
Fixed	$2,326,928	72%
Variable	888,699	28%
Total Debt Outstanding	$3,215,627	100%

Debt Type		% of Total
Unsecured	$2,668,724	83%
Secured	546,903	17%
Total Debt Outstanding	$3,215,627	100%
(1)Revolver maturity assumes two six-month extension options. The borrowing capacity as of March 31, 2022 is $1.15 billion less $21.6 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.
(2)L = one-month LIBOR; C = one-month CDOR; B = one-month Bank Bill Swap Rate; S = one-month Sterling Overnight Interbank Average Rate.
(3)Interest rates as of March 31, 2022. At March 31, 2022, the one-month LIBOR rate on our Senior Unsecured Term Loan Tranche A-4 was 0.46%. At March 31, 2022, the one-month CDOR rate on our Senior Unsecured Term Loan Tranche A-1 was 0.93%. At March 31, 2022, the Sterling Overnight Interbank Average Rate on our 2020 Senior Unsecured Revolving Credit Facility-2 was 0.69%. At March 31, 2022, the Bank Bill Swap Rate on our 2020 Senior Unsecured Revolving Credit Facility-3 was 0.07% Subtotals of stated contractual interest rates represent weighted average interest rates. Rates for sale-leasebacks and financing lease obligations represent weighted average interest rates.
(4)The effective interest rates presented include the amortization of loan costs. Subtotals of stated effective interest rates represent weighted average interest rates.
(5)Subtotals of stated maturity dates represent remaining weighted average life of the debt.
(6)The 2020 Senior Unsecured Term Loan Tranche A-2 is denominated in Canadian dollars and aggregates to CAD $250.0 million. The carrying value in the table above is the US dollar equivalent as of March 31, 2022.
(7)The Senior Unsecured Notes Series D is denominated in Euros and aggregates to €400.0 million. The carrying value in the table above is the US dollar equivalent as of March 31, 2022.

Financial Supplement	First Quarter 2022

(8)The Senior Unsecured Notes Series E is denominated in Euros and aggregates to €350.0 million. The carrying value in the table above is the US dollar equivalent as of March 31, 2022.
(9)The Senior Unsecured Revolving Credit Facility Draw 1 balance as of March 31, 2022 is CAD $55.0 million. The carrying value in the table above is the US dollar equivalent as of March 31, 2022.
(10)The Senior Unsecured Revolving Credit Facility Draw 2 balance as of March 31, 2022 is GBP $68.5 million. The carrying value in the table above is the US dollar equivalent as of March 31, 2022.
(11)The Senior Unsecured Revolving Credit Facility Draw 3 as of March 31, 2022, is denominated in AUD and aggregates to AUD $80.0 million. The carrying value in the table above is the US dollar equivalent as of March 31, 2022.
(12)The Chile Mortgages have varying maturities and interest rates. The above aggregates these given the immaterial balance of each individually.

Financial Supplement	First Quarter 2022

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands - unaudited)
	Three Months Ended March 31,
	2022	2021
Segment revenues:
Warehouse	$540,925	$485,451
Third-party managed	85,860	73,072
Transportation	78,910	76,272
Total revenues	705,695	634,795

Segment contribution (NOI):
Warehouse	146,258	146,181
Third-party managed	3,501	4,382
Transportation	8,529	6,703
Total segment contribution (NOI)	158,288	157,266

Reconciling items:
Depreciation and amortization	(82,620)	(77,211)
Selling, general and administrative	(57,602)	(45,052)
Acquisition, litigation and other, net	(10,075)	(20,751)
Interest expense	(25,773)	(25,956)
Loss on debt extinguishment, modifications and termination of derivative instruments	(616)	(3,499)
Other, net	245	176
Loss before income tax benefit (expense)	$(18,153)	$(15,027)
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.

Financial Supplement	First Quarter 2022

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2019
2020
2021
2022
2019
2020
2021
2022
2019
2020
2021
2022
2019
2020
2021
2022
2019
2020
2021
2022

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of March 31, 2022, we had entered into contracts featuring fixed storage commitments or leases with 194 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	First Quarter 2022
Global Warehouse Portfolio
Unaudited

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	49	338.4	24%	1,134	78%	68%	$132.0	$33.1	1,235
Southeast	49	295.2	21%	957	75%	67%	98.1	22.4	796
Central	43	271.0	19%	1,107	79%	71%	103.2	34.6	848
West	46	278.2	19%	1,193	70%	65%	85.4	27.6	710
Canada	6	33.7	2%	132	75%	75%	10.7	3.6	105
North America Total	193	1,216.5	85%	4,524	75%	68%	$429.4	$121.3	2,741
Netherlands	7	36.7	3%	121	76%	76%	20.4	3.2	501
United Kingdom	6	40.1	3%	260	83%	83%	11.9	3.3	140
Spain	4	15.2	1%	64	79%	79%	4.8	0.8	305
Portugal	4	11.5	1%	56	83%	83%	3.7	0.8	201
Ireland	3	9.5	1%	35	100%	100%	3.5	1.2	133
Austria	1	4.2	—%	44	84%	84%	5.5	1.3	171
Poland	2	3.5	—%	14	93%	93%	1.2	0.1	69
Europe Total	27	120.7	8%	592	83%	83%	$51.0	$10.7	1,381
Australia	10	56.6	4%	188	83%	73%	46.7	10.2	126
New Zealand	7	20.4	1%	87	88%	82%	9.2	2.7	58
Asia-Pacific Total	17	77.0	5%	275	85%	76%	$55.9	$12.9	180
Argentina	2	9.7	1%	23	63%	63%	2.2	0.4	50
Chile	1	7.6	1%	23	105%	105%	2.3	1.0	33
South America Total	3	17.3	1%	46	84%	84%	$4.5	$1.4	83
Warehouse Segment Total / Average	240	1,431.5	100%	5,437	83%	81%	$540.9	$146.3	4,390
Third-Party Managed Portfolio
United States	7	38.5	88%	—	—	—	$80.0	$2.3	4
Canada	1	5.3	12%	—	—	—	0.8	0.2	1
North America Total / Average	8	43.8	100%	—	—	—	$80.8	$2.5	5
Asia-Pacific	1	—	—%	—	—	—	5.0	1.0	1
Third-Party Managed Total / Average	9	43.8	100%	—	—	—	$85.9	$3.5	6
Portfolio Total / Average	249	1,475.3	100%	5,437	77%	70%	$626.8	$149.8	4,390
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Three months ended March 31, 2022.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, litigation and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of March 31, 2022, we owned 154 of our North American warehouses and 37 of our international warehouses, and we leased 39 of our North American warehouses and ten of our international warehouses. As of March 31, 2022, fifteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	First Quarter 2022

Warehouse Segment Cubic Feet by Warehouse Type
(At March 31, 2022)

Facility Leased: 1%
Public Warehouse: 30%
Distribution: 45%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended March 31, 2022)

Fresh Produce: 5%
Pork: 5%
Frozen Produce: 5%
Potatoes: 7%
Bakery: 4%
Dairy: 8%
Beef: 5%
Distributors (3): 2%
Other: 6%
Seafood: 2%
Beverage: 1%
Poultry: 13%
Retail (1): 20%
Packaged Foods (2): 17%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended March 31, 2022)

Facility Leased: 1%
Public Warehouse: 24%
Distribution: 52%
Production Advantaged: 23%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended March 31, 2022)

Facility Leased: 1%
Public Warehouse: 26%
Distribution: 45%
Production Advantaged: 28%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: March 31, 2022 LTM Revenue and NOI pro forma 2021 acquisitions.
March 31, 2022 warehouse segment cubic feet includes all 2021 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	First Quarter 2022

Fixed Commitment and Lease Maturity Schedules
Unaudited
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of March 31, 2022. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the three months ended March 31, 2022	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the three months ended March 31, 2022(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	39	$21,510	2.3%	$115,639	$21,510
2022	85	89,822	9.8%	218,341	93,279
2023	68	94,353	10.2%	218,086	98,028
2024	53	57,119	6.2%	137,497	59,241
2025	14	22,841	2.5%	45,650	24,649
2026	14	34,003	3.7%	67,357	35,585
2027	6	7,614	0.8%	12,368	8,235
2028	2	1,163	0.1%	4,749	1,166
2029 and thereafter	12	38,999	4.2%	147,781	43,721
Total	293	$367,424	39.8%	$967,468	$385,414
____________________
Note: March 31, 2022 LTM total revenue and rent and storage revenue pro forma 2021 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of March 31, 2022, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended March 31, 2022, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of March 31, 2022 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	First Quarter 2022

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of March 31, 2022. These leases had a weighted average remaining term of 45 months as of March 31, 2022.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the three months ended March 31, 2022	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	2	$977	0.1%	128	4.3%	$977
2022	32	7,886	0.9%	469	15.7%	10,370
2023	11	6,624	0.7%	734	24.5%	6,676
2024	14	4,550	0.5%	739	24.7%	4,984
2025	7	4,359	0.5%	321	10.7%	4,701
2026	4	3,166	0.3%	304	10.2%	3,426
2027 and thereafter	7	5,086	0.6%	296	9.9%	6,932
Total	77	$32,648	3.5%	2,991	100%	$38,066
____________________
Note: March 31, 2022 LTM rent and storage revenue pro forma 2021 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of March 31, 2022, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	First Quarter 2022

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per cubic foot amounts)
Real estate	$13,864	$12,928
Personal property	974	1,782
Information technology	1,268	1,021
Maintenance capital expenditures	$16,106	$15,731

Maintenance capital expenditures per cubic foot	$0.011	$0.011

Repair and Maintenance Expenses

	Three Months Ended March 31,
	2022	2021
	(In thousands, except per cubic foot amounts)
Real estate	$8,843	$8,376
Personal property	14,446	11,454
Repair and maintenance expenses	$23,289	$19,830

Repair and maintenance expenses per cubic foot	$0.016	$0.014

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Acquisitions, net of cash acquired and adjustments	$(603)	$41,956
Expansion and development initiatives(1)	58,521	83,268
Information technology	741	1,528
Growth and expansion capital expenditures	$58,659	$126,752

(1)We capitalized interest of $2.5 million and $2.2 million for the three months ended March 31, 2022 and 2021, respectively. During the three months ended March 31, 2022 and 2021, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $1.1 million and $0.4 million, respectively.

Financial Supplement	First Quarter 2022

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,			Change
	2022 actual	2022 constant currency(1)	2021 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$229,757	$232,445	$205,275	11.9%	13.2%
Warehouse services	311,168	316,277	280,176	11.1%	12.9%
Total warehouse segment revenue	$540,925	$548,722	$485,451	11.4%	13.0%

Power	33,035	33,626	26,204	26.1%	28.3%
Other facilities costs (2)	56,572	57,359	50,532	12.0%	13.5%
Labor	244,160	247,869	214,547	13.8%	15.5%
Other services costs (3)	60,900	61,910	47,987	26.9%	29.0%
Total warehouse segment cost of operations	$394,667	$400,764	$339,270	16.3%	18.1%
Warehouse segment contribution (NOI)	$146,258	$147,958	$146,181	0.1%	1.2%

Warehouse rent and storage contribution (NOI) (4)	$140,150	$141,460	$128,539	9.0%	10.1%
Warehouse services contribution (NOI) (5)	$6,108	$6,498	$17,642	(65.4)%	(63.2)%

Total warehouse segment margin	27.0%	27.0%	30.1%	-307 bps	-315 bps
Rent and storage margin(6)	61.0%	60.9%	62.6%	-162 bps	-176 bps
Warehouse services margin(7)	2.0%	2.1%	6.3%	-433 bps	-424 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $10.6 million and $9.3 million for the first quarter 2022 and 2021, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.1 million and $2.9 million for the first quarter of 2022 and 2021, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	First Quarter 2022

Same-store Financial Performance - The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,			Change
	2022 actual	2022 constant currency(1)	2021 actual	Actual	Constant currency
Number of same store warehouses	215		215	n/a	n/a
Same store revenues:	(Dollars in thousands - unaudited)
Rent and storage	$204,273	$206,643	$194,203	5.2%	6.4%
Warehouse services	279,116	283,913	268,591	3.9%	5.7%
Total same store revenues	$483,389	$490,556	$462,794	4.5%	6.0%
Same store cost of operations:
Power	28,719	29,239	24,776	15.9%	18.0%
Other facilities costs	49,139	49,818	46,727	5.2%	6.6%
Labor	214,425	217,895	200,950	6.7%	8.4%
Other services costs	52,050	53,000	44,448	17.1%	19.2%
Total same store cost of operations	$344,333	$349,952	$316,901	8.7%	10.4%

Same store contribution (NOI)	$139,056	$140,604	$145,893	(4.7)%	(3.6)%
Same store rent and storage contribution (NOI)(2)	$126,415	$127,586	$122,700	3.0%	4.0%
Same store services contribution (NOI)(3)	$12,641	$13,018	$23,193	(45.5)%	(43.9)%

Total same store margin	28.8%	28.7%	31.5%	-276 bps	-286 bps
Same store rent and storage margin(4)	61.9%	61.7%	63.2%	-130 bps	-144 bps
Same store services margin(5)	4.5%	4.6%	8.6%	-411 bps	-405 bps

Number of non-same store warehouses(6)	25		18	n/a	n/a
Non-same store revenues:
Rent and storage	$25,484	$25,802	$11,072	n/r	n/r
Warehouse services	32,052	32,364	11,585	n/r	n/r
Total non-same store revenues	$57,536	$58,166	$22,657	n/r	n/r
Non-same store cost of operations:
Power	4,316	4,387	1,428	n/r	n/r
Other facilities costs	7,433	7,541	3,805	n/r	n/r
Labor	29,735	29,974	13,597	n/r	n/r
Other services costs	8,850	8,910	3,539	n/r	n/r
Total non-same store cost of operations	$50,334	$50,812	$22,369	n/r	n/r

Non-same store contribution (NOI)	$7,202	$7,354	$288	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$13,735	$13,874	$5,839	n/r	n/r
Non-same store services contribution (NOI)(3)	$(6,533)	$(6,520)	$(5,551)	n/r	n/r

Total warehouse segment revenues	$540,925	$548,722	$485,451	11.4%	13.0%
Total warehouse cost of operations	$394,667	$400,764	$339,270	16.3%	18.1%
Total warehouse segment contribution (NOI)	$146,258	$147,958	$146,181	0.1%	1.2%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 25 includes one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 11 facilities under development or expansion. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	First Quarter 2022

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,		Change
Units in thousands except per pallet and site data - unaudited	2022	2021
Number of same store warehouses	215	215	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	3,797	3,768	0.8%
Economic occupancy percentage	77.6%	77.4%	22 bps
Same store rent and storage revenues per economic occupied pallet	$53.80	$51.55	4.4%
Constant currency same store rent and storage revenue per economic occupied pallet	$54.43	$51.55	5.6%

Physical occupancy(2)
Average physical occupied pallets	3,456	3,442	0.4%
Average physical pallet positions	4,892	4,869	0.5%
Physical occupancy percentage	70.7%	70.7%	-4 bps
Same store rent and storage revenues per physical occupied pallet	$59.10	$56.43	4.7%
Constant currency same store rent and storage revenues per physical occupied pallet	$59.79	$56.43	6.0%

Same store warehouse services:
Throughput pallets	8,893	8,947	(0.6)%
Same store warehouse services revenues per throughput pallet	$31.38	$30.02	4.6%
Constant currency same store warehouse services revenues per throughput pallet	$31.92	$30.02	6.3%

Number of non-same store warehouses(3)	25	18	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	377	205	n/r
Economic occupancy percentage	69.2%	70.7%	n/r

Physical occupancy(2)
Average physical occupied pallets	348	186	n/r
Average physical pallet positions	545	290	n/r
Physical occupancy percentage	63.9%	64.0%	n/r

Non-same store warehouse services:
Throughput pallets	966	584	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 25 includes one recently leased warehouse in Australia, one recently constructed facility in Denver we purchased in November 2021, three facilities acquired through the Lago Cold Stores acquisition on November 15, 2021, one warehouse acquired through the Newark Facility Management acquisition on September 1, 2021, two facilities acquired through the ColdCo acquisition on August 2, 2021, one warehouse acquired through the Bowman stores acquisition on May 28, 2021, two warehouses acquired through the KMT Brrr! acquisition on May 5, 2021, four warehouses acquired through the Liberty Freezers acquisition on March 1, 2021, and 11 facilities under development or expansion. During the third quarter of 2021, a leased facility from the Liberty Freezers acquisition was exited upon expiration of the lease. During the first quarter of 2022, a leased facility from the Lago Cold Stores acquisition was exited upon expiration of the lease, and we ceased operations within a facility that is being prepared for lease to a third-party. The results of the facilities exited are included in the results above, and the results of these acquisitions are reflected in the results above since date of ownership.

Financial Supplement	First Quarter 2022

2022 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Number of same store warehouses	215	215	215	215	215

Same store revenues:
Rent and storage	$204,273	$206,052	$204,052	$196,566	$194,203
Warehouse services	279,116	288,858	294,506	277,168	268,591
Total same store revenues	$483,389	$494,910	$498,558	$473,734	$462,794

Same store cost of operations:
Power	28,719	27,817	34,755	29,474	24,776
Other facilities costs	49,139	46,102	47,639	47,002	46,727
Labor	214,425	220,410	223,019	207,773	200,950
Other services costs	52,050	55,367	52,545	46,437	44,448
Total same store cost of operations	$344,333	$349,696	$357,958	$330,686	$316,901

Same store contribution (NOI)	$139,056	$145,214	$140,600	$143,048	$145,893
Same store rent and storage contribution (NOI)(1)	$126,415	$132,133	$121,658	$120,090	$122,700
Same store services contribution (NOI)(2)	$12,641	$13,081	$18,942	$22,958	$23,193

Total same store margin	28.8%	29.3%	28.2%	30.2%	31.5%
Same store rent and storage margin(3)	61.9%	64.1%	59.6%	61.1%	63.2%
Same store services margin(4)	4.5%	4.5%	6.4%	8.3%	8.6%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	3,797	3,845	3,731	3,680	3,768
Economic occupancy percentage	77.6%	78.6%	76.5%	75.4%	77.4%
Same store rent and storage revenues per economic occupied pallet	$53.80	$53.58	$54.69	$53.41	$51.54

Physical occupancy
Average physical occupied pallets	3,456	3,524	3,408	3,367	3,442
Average physical pallet positions	4,892	4,890	4,880	4,882	4,869
Physical occupancy percentage	70.7%	72.1%	69.8%	69.0%	70.7%
Same store rent and storage revenues per physical occupied pallet	$59.10	$58.47	$59.87	$58.39	$56.43

Same store warehouse services:
Throughput pallets	8,893	9,280	9,328	9,213	8,947
Same store warehouse services revenues per throughput pallet	$31.39	$31.13	$31.57	$30.08	$30.02

	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Actual FX rates for the period
1 ARS =	0.009	0.010	0.01	0.011	0.011
1 AUS =	0.724	0.729	0.735	0.769	0.773
1 BRL =	0.192	0.179	0.191	0.191	0.183
1 CAD =	0.789	0.794	0.794	0.811	0.79
1 CLP =	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.122	1.144	1.179	1.208	1.205
1 GBP =	1.342	1.348	1.378	1.394	1.379
1 NZD =	0.676	0.695	0.701	0.716	0.719
1 PLN =	0.238	0.248	0.258	0.267	0.265
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	First Quarter 2022
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Rochelle, IL(2)	Expansion	Distribution (A)	Multi-tenant	15.7	54	$109	7-9%	Q2 2019	Q1 2023
Columbus, OH	Expansion	Public (C)	Multi-tenant	1.5	5	$7	14-15%	Q1 2020	Q2 2021
Savannah, GA(3)	Development	Distribution (C)	Multi-tenant	14.8	37	$70	7-9%	Q2 2020	Q3 2021
Atlanta, GA(4)	Expansion /Redevelopment	Distribution (A)	Multi-tenant	18.3	60	$136	10-12%	Q2 2021	Q2 2023
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£7	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13	10-12%	Q3 2021	Q1 2023
(1)Cost to date through March 31, 2022, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.
(2)Cost updated to reflect an additional $10 - $11 million of costs expected to be incurred over the next 12 months.
(3)Cost includes $15.9 million of development land as part of the PortFresh Holdings, LLC acquisition completed during January 2019.
(4)Site operational Q2 2021 and estimated total cost includes construction holdbacks and progress payments for automation and optimization which are expected to be paid within the next 12 months.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$32	$8- $10	$40 - $42	10-12%	Q2 2022	Q3 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€21	€9 - €10	€30 - €31	10-12%	Q3 2022	Q4 2023
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$133	$25-$31	$158-$164	10-12%	Q4 2022	Q2 2024
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	21	€5	€8 - €10	€13 - €15	10-12%	Q4 2022	Q3 2024
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$144	$26-$30	$170-$174	10-12%	Q1 2023	Q3 2024
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$51	$37-$44	$88-$95	10-12%	Q2 2023	Q3 2024
Atlanta 2, GA	Expansion	Distribution (A)	Multi-tenant	6.3	24	$22	$16 - $18	$38 - $40	10-12%	Q2 2023	Q1 2025
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$17	A$43-A$47	A$60-A$64	10-12%	Q3 2023	Q1 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of March 31, 2022.

Financial Supplement	First Quarter 2022

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
Liberty Freezers	Canada	4	10.4	42	C$57.8	7.0%	8-9%	3/1/2021	Q2 2024
KMT Brrr!(2)	New Jersey	2	12.6	39	$71.1	9.0%	10.0-10.5%	5/5/2021	Q3 2024
Bowman Stores	England	1	9.5	23	£74.1	6.8%	7.5-8.5%	5/28/2021	Q3 2024
ColdCo Logistics(3)	St. Louis	2	2.8	12	$20.5	10.7%	12-13%	8/2/2021	Q4 2024
Newark Facility Management(4)	New Jersey	1	11.5	17	$376.5	6.1%	6.5-7.5%	9/1/2021	Q4 2024
Brighton(5)	Denver, CO	1	12.1	33	$59.3	5.5%	7.5-8.5%	11/12/2021	Q1 2025
Lago Cold Stores	Australia	3	6.8	30	A$106.4	6.2%	7-8%	11/15/2021	Q1 2025
(1)Inclusive of expenses required to integrate and reach stabilization.
(2)Net Entry NOI Yield metric is exclusive of SG&A expense.
(3)The net entry NOI yield of 10.7% excludes approximately $0.9 million of SG&A, resulting in a net entry EBITDA yield of 6.3%.
(4)The total acquisition price is $390.5 million. Excluding $2.6 million in annual tax credits valued at $14.0 million, the adjusted acquisition price is $376.5 million. The net entry NOI yield of 6.1% excludes approximately $1.7 million of SG&A, resulting in a net entry EBITDA yield of 5.6%. NOI and EBITDA exclude the $2.6 million in annual tax credits.
(5)Facility is approximately 50% occupied, resulting in a lower net entry NOI yield.

Financial Supplement	First Quarter 2022
Unconsolidated Joint Ventures (Investment in Partially Owned Entities)

As of March 31, 2022, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. SuperFrio provides temperature-controlled storage and logistics services including storage, warehouse services, and transportation. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q1 22		Q4 21		Q3 21		Q2 21		Q1 21
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,011,629	R$	1,006,278	R$	903,210	R$	817,378	R$	579,770
Other assets	411,849		404,641		354,930		362,475		169,695
Total assets	1,423,478		1,410,919		1,258,140		1,179,853		749,465

Debt	584,718		533,397		503,902		462,719		282,863
Other liabilities	419,416		432,137		403,261		369,004		223,385
Equity	419,344		445,385		350,977		348,130		243,217
Total liabilities and equity	R$	1,423,478	R$	1,410,919	R$	1,258,140	R$	1,179,853	R$	749,465

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.2108		0.1795		0.1837		0.2013		0.1775
Americold’s pro rata share of debt at BRL/USD rate		$18,489		$14,362		$13,885		$13,972		$7,531

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q1 22		Q4 21		Q3 21		Q2 21		Q1 21
	($’s in thousands)
Revenues	R$	117,183	R$	123,199	R$	104,252	R$	69,047	R$	44,653
Operating expenses	115,967		111,657		89,591		66,513		49,839
Operating income	1,216		11,542		14,661		2,534		(5,186)

Interest expense	24,518		15,865		13,765		9,530		6,738
Other income	(905)		(725)		(913)		(1,089)		(240)
Income tax (benefit) expense	(8,353)		11,490		477		331		(6,276)
Non-operating expenses	15,260		26,630		13,329		8,772		222
Net (loss) income	R$	(14,044)	R$	(15,088)	R$	1,332	R$	(6,238)	R$	(5,408)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1916		0.1791		0.1912		0.1910		0.1830
Americold’s pro rata share of NOI		$992		$1,151		$1,107		$638		$372
Americold’s pro rata share of Net (loss) income		$(404)		$(405)		$38		$(179)		$(148)
Americold’s pro rata share of Core FFO		$105		$(61)		$358		$137		$116
Americold’s pro rata share of AFFO		$(40)		$400		$433		$76		$—

Financial Supplement	First Quarter 2022
As of March 31, 2022, the Company owned a 22.12% equity share in the Brazil-based Comfrio. We acquired this JV ownership in conjunction with the Agro acquisition, which closed on December 30, 2020. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q1 22		Q4 21		Q3 21		Q2 21		Q1 21
	($’s in thousands)
Net book value of property, buildings and equipment	R$	291,462	R$	293,463	R$	304,497	R$	224,169	R$	238,471
Other assets	288,221		263,395		235,250		277,756		255,380
Total assets	579,683		556,858		539,747		501,925		493,851

Debt	490,720		459,000		452,089		412,480		405,507
Other liabilities	172,967		145,266		118,122		107,125		101,536
Equity	(84,004)		(47,408)		(30,464)		(17,680)		(13,192)
Total liabilities and equity	R$	579,683	R$	556,858	R$	539,747	R$	501,925	R$	493,851

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD quarter-end rate	0.2108		0.1795		0.1837		0.2013		0.1775
Americold’s pro rata share of debt at BRL/USD rate		$22,758		$18,126		$18,271		$18,267		$15,835

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q1 22		Q4 21		Q3 21		Q2 21		Q1 21
	($’s in thousands)
Revenues	R$	85,017	R$	95,910	R$	88,477	R$	70,356	R$	60,401
Operating expenses	89,875		86,211		80,046		52,549		63,826
Operating income	(4,858)		9,699		8,431		17,807		(3,425)

Interest expense	38,976		32,911		22,550		17,357		13,074
Other (income) loss	(7,359)		(6,435)		41		(3,530)		(2,789)
Income tax expense (benefit)	907		(5,083)		(3,488)		—		—
Non-operating expenses	32,524		21,393		19,103		13,827		10,285
Net (loss) income	R$	(37,382)	R$	(11,694)	R$	(10,672)	R$	3,980	R$	(13,710)

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD average rate	0.1916		0.1791		0.1912		0.1910		0.1830
Americold’s pro rata share of NOI		$996		$1,212		$1,254		$1,156		$781
Americold’s pro rata share of Net (loss) income		$(1,576)		$(461)		$(449)		$167		$(552)
Americold’s pro rata share of Core FFO		$(867)		$116		$136		$434		$(411)
Americold’s pro rata share of AFFO		$(829)		$(753)		$(113)		$1,186		$(17)

Financial Supplement	First Quarter 2022

2022 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of
	May 5, 2022	Feb. 24, 2022
Warehouse segment same store revenue growth (constant currency)	0% - 2%	(2)% - 0%
Warehouse segment same store NOI growth (constant currency)	(200) - 0 bps compared to the associated revenue	0 - 200 bps higher than associated revenue
Managed and Transportation segment NOI	$44M - $50M	$44M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $30M - $34M )	$210M- $229M	$210M- $229M
Current income tax expense	$7M - $12M	$7M - $12M
Deferred income tax benefit	($6M) - ($9M)	($6M) - ($9M)
Non real estate depreciation and amortization expense	$120M - $140M	$120M - $140M
Total maintenance capital expenditures	$75M - $85M	$75M - $85M
Development starts (1)	$100M - $200M	$100M - $200M
AFFO per share	$1.00 - $1.10	$1.00 - $1.10
Assumed FX rates	1 ARS = 0.009 USD 1 AUS = 0.7355 USD 1 BRL = 0.2 USD 1 CAD = 0.8054USD 1 CLP = 0.0012 USD 1 EUR = 1.1029 USD 1 GBP = 1.3215 USD 1 NZD =0.6754 USD 1 PLN = 0.2401 USD	1 ARS = 0.010 USD 1 AUS = 0.727 USD 1 BRL = 0.017 USD 1 CAD = 0.7925USD 1 CLP = 0.001 USD 1 EUR = 1.13 USD 1 GBP = 1.33 USD 1 NZD =0.685 USD 1 PLN = 0.245 USD

(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	First Quarter 2022

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, real estate asset impairment and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, litigation and other, net, share-based compensation expense for the IPO retention grants, loss on debt extinguishment, modifications and termination of derivative instruments and foreign currency exchange gain or loss. We also adjust for the impact of Core FFO attributable to partially owned entities. We have elected to reflect our share of Core FFO attributable to partially owned entities since the Brazil joint ventures are strategic partnerships which we continue to actively participate in on an ongoing basis. The previous joint venture, the China JV, was considered for disposition during the periods presented. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, non-real estate asset impairment, amortization of above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, share-based compensation expense, excluding IPO grants, non-real estate depreciation and amortization, and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization and adjustment to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other, net, loss or income from investments in partially owned entities, asset impairment, foreign currency exchange gain or loss, share-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, loss or gain on real estate and asset disposals and reduction in EBITDAre from partially owned entities. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	First Quarter 2022

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 19 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We define our “same store” population once a year at the beginning of the current calendar year. Our same store population includes properties that were owned or leased for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the prior calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of acquired properties will be included in the “same store” population if owned by us as of the first business day of each year, of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development). The “same store” pool is also adjusted to remove properties that were sold or entering development subsequent to the beginning of the current calendar year. As such, the “same store” population for the period ended March 31, 2022 includes all properties that we owned at January 3, which had both been owned and had reached “normalized operations” by January 3, 2022.
We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 30 provides reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 28 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 20 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.